SCHEDULE II
                  INFORMATION WITH RESPECT TO
       TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
         SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                   SHARES
                                   PURCHASED        AVERAGE
                   DATE            SOLD(-)          PRICE(2)

COMMON STOCK-GABELLI CV SEC FUND

 GAMCO INVESTORS, INC.

                5/10/95           10,000            10.3750
                5/09/95              600            10.3750
                5/08/95            2,100            10.3750
                5/04/95           41,500            10.2254
                5/03/95            5,000            10.1350
                5/03/95            5,000            10.1750
                4/12/95              300-           11.5400
                4/04/95              300-           11.5400
                4/01/95                1-             *DO


 GABELLI & COMPANY, INC.
  PROFIT SHARING PLAN
                5/09/95           30,000           10.3750

















(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP
    OF GAMCO INVESTORS, INC.




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